EXHIBIT 99.06

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

JEFF PHLEGAR AND DOUG PEEBLES NAMED CO-CIOs OF
ALLIANCEBERNSTEIN FIXED INCOME

New York, NY, March 29, 2004 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today announced that Jeffrey S. Phlegar and Douglas J. Peebles have been named co-chief investment officers of AllianceBernstein Fixed Income, responsible for the investment management and oversight of the firm’s approximately $169 billion in fixed income assets.

Lewis A. Sanders, chief executive officer of Alliance Capital, said, “As long-time members of our fixed income team, Jeff and Doug bring a tremendous amount of experience and continuity to their new positions. Their reputation for excellence is well known in the market, and their dedication to our clients is second to none.”

Mr. Phlegar most recently was director of U.S. investment grade fixed income. He is chairman of the Alliance Capital fixed income investment strategy committee, and helps formulate daily portfolio management and risk decisions. He has a total of 16 years with Alliance Capital.

Mr. Peebles, a 17-year veteran of Alliance Capital, most recently was director of global fixed income.  He has portfolio management responsibilities in global, international, global high yield and multi-sector fixed income. He joined Alliance Capital in 1987.

AllianceBernstein Fixed Income was headed previously by Kathleen A. Corbet, who is leaving Alliance Capital to become president of Standard & Poor’s. Mr. Sanders said, “We thank Kathleen for her many years of service and success, and wish her well in her new position.”

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At December 31, 2003, Alliance Holding owned approximately 31.0% of the Alliance Capital Units. AXA Financial was the beneficial owner of approximately 55.0% of the outstanding Alliance Capital Units at December 31, 2003 (including those held indirectly through its ownership of 1.9% of the outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 55.5% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward looking statements and the factors that could cause actual results to differ, please refer to the Risk Factors section in Part I of the Form 10-K for the year ended December 31, 2003. Any or all of the forward looking statements that we make in Form 10-K or any other public statements we issue may turn out to be wrong. It is important to remember that other factors besides those listed in the Risk Factors section of Form 10-K could also adversely affect our business, operating results or financial condition.

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